Exhibit 99.1

Investors Title Company Announces Fourth Quarter and Fiscal Year 2013 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--February 18, 2014--Investors Title Company today announced its results for the fourth quarter and year ended December 31, 2013. For the year, net income attributable to the Company increased 32.5% to $14,708,210, or $7.08 per diluted share, versus $11,102,496, or $5.24 per diluted share, for the prior year. For the quarter, net income attributable to the Company decreased 42.8% to $1,810,007, or $0.88 per diluted share, versus $3,162,684, or $1.51 per diluted share, for the prior year period.

Revenues for the year increased 9.7% to $126,251,497, primarily due to an increase in premium volume. As the overall economy continued to improve, premiums grew along with higher levels of real estate purchase activity and higher home prices across most of our markets. Rising interest rates however, led to a significant drop in the level of refinance transactions insured over the course of the year. Operating expenses increased 5.8% to $104,708,759 versus the prior year, mostly due to increases in volume-driven expenses such as commissions to agents and premium taxes. The provision for claims includes a reduction in the reserve of approximately $2,200,000, reflecting a change in estimate related to certain actuarial assumptions stemming from improved claims experience in recent post-recession policy years. In addition to the change in estimate, claims experience for several recent policy years continued to emerge favorably in comparison with prior period expectations, resulting in further reductions to the claims provision. The increase in payroll expense was largely driven by higher staffing levels to support ongoing software development activities, and increases in incentive compensation and benefit costs.

Revenues for the quarter decreased 6.4% to $32,104,585 versus the prior year period, primarily due to a 4.3% decrease in net premiums written, as the mid-year interest rate increase negatively impacted mortgage loan refinance activity. Lower investment gains also contributed to the revenue decrease. Operating expenses remained virtually flat as the decline in commission paid to agents was partially offset by a slightly higher claims expense versus the prior year quarter.

Chairman J. Allen Fine added, “We are pleased to report record levels of revenue and net income for 2013. Although refinance activity slowed from the prior year, an improving economy and strength in a number of our core markets led to a substantial increase in purchase-driven volume. In addition, we continue to benefit from favorable claims experience, driven by a combination of factors including a decline in foreclosures and internal risk management efforts. Our balance sheet and financial condition remain strong, as total assets reached an all-time high of $188.3 million. As the U.S. housing recovery continues we plan to continue to focus on enhancing our competitive strengths and capitalizing on opportunities to profitably expand our market presence.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding expansion of the Company’s market presence, enhancing competitive strengths or regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Net premiums written	$29,098,948	$30,403,989	$113,886,266	$102,331,102
Investment income - interest and dividends	1,058,738	1,030,659	3,894,608	3,980,411
Net realized (loss) gain on investments	(137,754)	708,420	195,800	1,066,239
Other	2,084,653	2,164,017	8,274,823	7,701,340
Total Revenues	32,104,585	34,307,085	126,251,497	115,079,092
Operating Expenses:
Commissions to agents	17,909,893	18,743,705	67,150,810	59,427,070
Provision (benefit) for claims	1,857,693	1,647,592	(571,596)	6,072,115
Salaries, employee benefits and payroll taxes	5,852,541	5,800,901	25,386,511	21,881,540
Office occupancy and operations	1,164,108	1,037,774	4,430,220	3,994,244
Business development	658,004	602,157	2,145,639	1,856,848
Filing fees, franchise and local taxes	171,042	172,176	681,935	846,168
Premium and retaliatory taxes	994,463	572,854	2,558,227	1,885,760
Professional and contract labor fees	656,857	799,476	2,171,606	2,420,387
Other	195,237	133,298	755,407	615,053
Total Operating Expenses	29,459,838	29,509,933	104,708,759	98,999,185
Income Before Income Taxes	2,644,747	4,797,152	21,542,738	16,079,907
Provision For Income Taxes	802,000	1,650,000	6,746,000	4,889,000
Net Income	1,842,747	3,147,152	14,796,738	11,190,907
Net (Income) Loss Attributable to Redeemable Noncontrolling Interest	(32,740)	15,532	(88,528)	(88,411)
Net Income Attributable to the Company	$1,810,007	$3,162,684	$14,708,210	$11,102,496
Basic Earnings Per Common Share	$0.88	$1.54	$7.15	$5.33
Weighted Average Shares Outstanding - Basic	2,046,998	2,055,703	2,056,169	2,081,703
Diluted Earnings Per Common Share	$0.88	$1.51	$7.08	$5.24
Weighted Average Shares Outstanding - Diluted	2,053,567	2,093,538	2,076,628	2,116,793

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2013 and 2012
(Unaudited)

	December 31, 2013	December 31, 2012
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$91,445,413	$81,936,978
Equity securities, available-for-sale, at fair value	36,144,065	28,510,933
Short-term investments	7,926,373	13,567,648
Other investments	7,247,831	6,763,100
Total investments	142,763,682	130,778,659

Cash and cash equivalents	23,626,761	20,810,018
Premiums and fees receivable, net	8,750,224	11,037,714
Accrued interest and dividends	1,006,698	1,037,447
Prepaid expenses and other assets	7,466,141	4,651,115
Property, net	4,325,538	3,603,323
Current income taxes recoverable	366,772	-

Total Assets	$188,305,816	$171,918,276

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$35,360,000	$39,078,000
Accounts payable and accrued liabilities	20,324,190	15,477,545
Current income taxes payable	-	1,336,824
Deferred income taxes, net	4,013,983	893,156
Total liabilities	59,698,173	56,785,525

Redeemable Noncontrolling Interest	545,489	493,861

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000; 2,037,135 and 2,043,359 shares issued and outstanding as of December 31, 2013 and 2012, respectively, excluding 291,676 shares for 2013 and 2012 of common stock held by the Company's subsidiary)

	1	1
Retained earnings	116,714,749	105,820,459
Accumulated other comprehensive income	11,347,404	8,818,430
Total stockholders' equity	128,062,154	114,638,890

Total Liabilities and Stockholders' Equity	$188,305,816	$171,918,276

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2013	%	2012	%	2013	%	2012	%
Branch	$5,064,864	17.4	$6,216,397	20.4	$24,811,602	21.8	$23,762,885	23.2

Agency	24,034,084	82.6	24,187,592	79.6	89,074,664	78.2	78,568,217	76.8

Total	$29,098,948	100.0	$30,403,989	100.0	$113,886,266	100.0	$102,331,102	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200